RETIREMENT BENEFIT AGREEMENT

FOR

DAVID F. SMITH

        This AGREEMENT, dated as of September 22, 2003 is between National Fuel Gas Company, a New Jersey corporation, (“National”) National Fuel Gas Distribution Corporation, a New York corporation, (“Distribution”; Distribution, National, and each of National’s wholly owned subsidiaries are hereafter collectively referred to as the “Company”), and David F. Smith (the “Executive”).

RECITALS:

A.	The Executive currently is employed as the President of Distribution, a wholly owned subsidiary of National.

B.	Distribution, National and the Executive desire to set forth the Executive's additional retirement benefits if the Executive's employment with the Company is terminated by the Company without Cause or if the Executive terminates employment with the Company with Good Reason prior to March 1, 2011.

        NOW, THEREFORE, in consideration of the premises and of the covenants contained in this Agreement, Distribution, National and the Executive agree as follows:

1.	Definitions.

                         (a)   "Board of Directors" or "Board" means the Board of Directors of National.

                         (b)   "Cause" means (i) the willful and continued failure by the Executive to substantially perform his duties with the Company after written warnings specifically identifying the lack of substantial performance are delivered to him by the Company, or (ii) the willful engaging by the Executive in illegal conduct, gross misconduct, fraud or dishonesty, which is materially and demonstrably injurious to the Distribution, National, or the Company, as determined in good faith by a vote of at least 2/3 of the non-employee directors of National at a meeting of the Board at which the Executive is provided an opportunity to be heard (with representation by counsel of his choosing, should he so desire).

                         (c) "Good Reason" means

(i) a significant reduction in the nature and scope of the Executive's duties and direct reporting responsibilities from the nature and scope of those duties and direct reporting responsibilities at the effective date of this Agreement (by way of illustration but not of limitation, if Executive is serving as President of Distribution, National, or National Fuel Gas Supply Corporation, a significant reduction in duties will not have occurred),

(ii) a significant reduction in the Executive's total potential compensation from that total potential compensation at the effective date of this Agreement, or

(iii) a requirement that the Executive relocate more than 100 miles away from National's headquarters, as it may be located from time to time.

The Executive will have a period of six-months from the happening of an event that gives rise to Good Reason to terminate his employment on account of Good Reason.

2.	Supplemental Retirement.

                           (a)   Modification of Rights and Coordination of Benefits.     Notwithstanding any provision in the National Fuel Gas Company and Participating Subsidiaries Executive Retirement Plan, as adopted July 10, 1987, and as subsequently amended, (the "ERP Plan"), the provisions of this Section are in addition to any benefits payable under the terms of the ERP Plan, the National Fuel Gas Company Retirement Plan (the "Retirement Plan"), or any other plan or arrangement sponsored or maintained by Distribution, National or the Company, if there is a termination of the Executive's employment with the Company prior to Executive attaining age 57½ (i) by the Company without Cause or (ii) by the Executive with Good Reason.

                          (b)   Benefit for Termination Prior to Age 57½.    The intent of this Agreement is to provide, in certain situations described below, additional benefits to the Executive such that he will receive benefits that are, in total, equivalent to what he would have received under the terms of the ERP Plan and Retirement Plan if he had attained age 57½ at the time of his termination of employment. If the Executive's employment with the Company is terminated prior to his attaining age 57½ (i) by the Company without Cause or (ii) by the Executive with Good Reason, the Executive will be entitled to receive under this Agreement an additional retirement benefit calculated and payable as follows:

(i) Definitions:

(A) The Contractual Benefit Base will be an amount equal to the sum of (I) the Retirement Plan Benefit, (II) the ERP Tophat Benefit and (III) the ERP Supplemental Benefit, all calculated as if the Executive had attained age 57½ at the time of his termination.

(B) The Retirement Plan Benefit is the amount payable as the Benefit Base, determined, based on Executive's service and compensation at time of termination, under the terms of the National Fuel Gas Company Retirement Plan (expressed as a single life annuity for the Executive).

(C) The ERP Tophat Benefit is the amount payable determined, based on Executive's service and compensation at time of termination, under Section 3.4(a) of the ERP Plan as the Adjusted Basic Pension Plan Benefit Base minus the Basic Pension Plan Benefit (expressed as a single life annuity for the Executive).

(D) The ERP Supplemental Benefit is the amount payable determined, based on Executive's service and compensation at time of termination, under Section 3.4(c) of the ERP Plan (expressed as a single life annuity for the Executive).

(E) Wife means the individual to whom Executive is married at the time benefits first become payable under Section 2(b)(ii)(B) below.

(ii) Payment of Additional Retirement Benefit. If the Executive has not attained age 55 at the time of termination, the additional benefit under this Agreement will be payable under 2(b)(ii)(A) through August 1, 2008 and under 2(b)(ii)(B) from September 1, 2008 and thereafter. If the Executive has attained age 55 at the time of termination, the additional benefit under this Agreement will be payable under Section 2(b)(ii)(B) from the date of termination and thereafter:

(A) Payments Prior to Age 55. An amount equal to 1/12th of the Contractual Benefit Base will be paid to the Executive on the first day of each month beginning with the first month following his termination of employment through and including the month of his 55th birthday (August 2008). If the Executive dies before receiving all the payments under the preceding sentence, any remaining payments will be paid to his Wife, if she survives him.

(B) Payments After Age 55. The monthly benefit amount will be equal to 1/12th of the Contractual Benefit Base less the sum of (I) the Retirement Plan Benefit, (II) the ERP Tophat Benefit, and (III) the ERP Supplemental Benefit (all expressed as a single life annuity for the Executive beginning on the later of September 1, 2008 or the first day of the month following his termination) (the "Monthly Benefit") and will be payable as follows:

(i) If the Executive is not married to his Wife on the date benefit payments begin under this Section 2(b)(ii)(B), an amount equal to the Monthly Benefit will be paid to the Executive commencing on the later of September 1, 2008 or the first day of the month following his termination and continuing through the month that contains his date of death.

(ii) If the Executive is married to his Wife on the date benefits begin under this Section 2(b)(ii)(B), the Monthly Benefit will be paid in the form of a joint and 50% survivor annuity, with the 50% survivor benefit payable to his Wife, if she survives him. The amount to be paid each month will be such that it is actuarially equivalent, using the actuarial equivalence factors then used under the Retirement Plan, to the benefit that would be payable to Executive if he was unmarried.

(C) No payments will be made under this Agreement after the later to die of the Executive and his Wife.

                    3.   Termination.    This Agreement will terminate on (a) March 1, 2011, if benefits have not been payable pursuant to its terms, or (b) the first date that both the Executive and his Wife are deceased. Notwithstanding the preceding sentence, this Agreement will terminate earlier on the occurrence of the Executive's termination of employment prior to March 1, 2011 for any reason (including, termination on account of death or due to disability) other than a termination (i) by the Company without Cause or (ii) by the Executive with Good Reason.

                    4.   Withholding for Taxes.    The Company will deduct or withhold from payments made under this Agreement, and from other payments made to the Executive, all amounts that may be required to be deducted or withheld under any applicable Social Security contribution, income tax withholding or other similar law now in effect or that may become effective during the term of this Agreement.

                    5.   Non-exclusivity of Rights.    Except as otherwise specifically provided in Section 2, nothing in this Agreement may prevent or limit the Executive's continued or future participation in any benefit, incentive, or other plan, practice, or program provided by the Company and for which the Executive may qualify.

                    6.   No Obligation to Seek Other Employment.    The Executive is not obligated to seek employment with any entity that is not the Company or to take other action to mitigate any amount payable to him under this Agreement.

                    7.   Confidentiality.     Neither the Executive nor the Company will disclose any of the terms of this Agreement or any information regarding the Executive's employment with the Company to any other person (other than the Executive's disclosure to his spouse, attorney and accountant) without the prior written consent of the other, except as may be necessary or appropriate in the ordinary course of the Company's operations, and except as may be required by law.

                    8.   Successors.

                         (a)   This Agreement is personal to the Executive and is not assignable by the Executive or his Wife. This Agreement will inure to the benefit of and be enforceable by the Executive's and his Wife's legal representatives.

                         (b)   This Agreement will inure to the benefit of and be binding on Distribution, National and its successors and assigns.

                         (c)   Distribution and National will require any successor (whether direct or indirect, by acquisition of assets, merger, consolidation or otherwise) to all or substantially all of the operations or assets of Distribution or National or any other successor and without regard to the form of transaction used to acquire the operations or assets of Distribution or National with whom Executive continues to be employed by after the time of such transaction, to assume and agree to perform this Agreement in the same manner and to the same extent that Distribution or National would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" means the Company and any successor to its operations or assets as set forth in this Section that is required by this clause to assume and agree to perform this Agreement or that otherwise assumes and agrees to perform this Agreement.

                    9.   Dispute Resolution.    Distribution, National and the Executive will attempt to resolve between them any dispute that arises under this Agreement. If they do not agree within 10 days after either party submits a demand for arbitration to the other, the issue will be submitted to arbitration with each party having the right to appoint one arbitrator and those two arbitrators mutually selecting a third arbitrator. The rules of the American Arbitration Association under its national rules for the Resolution of Employment Disputes will apply, and the decision of two of the three arbitrators will be final. The arbitrators must reach a decision within 60 days after the selection of the third arbitrator. The arbitration will take place in Erie County, New York. The arbitration will apply New York law. Each party will pay his or its own attorney fees and costs of arbitration, the fee of the arbitrator he or it selects, one-half the fee of the third arbitrator, and one-half of the fees and expenses of the American Arbitration Association.

                     10.   Notice.    All communications to parties required under this Agreement must be in writing and (a) delivered in person, (b) mailed by registered or certified mail, return receipt requested, (any mailed notice to be effective four days after the date it is mailed) or (c) sent by facsimile transmission, with confirmation sent by way of one of the above methods, to the party at the address given below for that party (or to such other address as such party designates in a writing complying with this Section, delivered to the other party):

               If to the Company:

National Fuel Gas Distribution Corporation
10 Lafayette Square
Buffalo, New York 14203
Attention: General Counsel
Telephone: (716) 857-7548
Telecopier: (716) 857-7614

After October 31, 2003:
6363 Main Street
Williamsville, NY 14221

           If to National:

National Fuel Gas Company
10 Lafayette Square
Buffalo, New York 14203
Attention: Corporate Secretary
Telephone: (716) 857-7858
Telecopier: (716) 857-7856

After October 31, 2003:
6363 Main Street
Williamsville, NY 14221

                in either case, with a copy to:

Hodgson Russ LLP
One M&T Plaza, Suite 2000
Buffalo, New York 14203-2391
Attention: Dianne Bennett
Telephone: (716) 848-1406
Telecopier: (716) 849-0349

                If to the Executive:

David F. Smith
10 Lafayette Square
Buffalo, New York 14203
Telephone: (716) 857-7977
Telecopier: (716) 857-7856

After October 31, 2003:
6363 Main Street
Williamsville, NY 14221

                with a copy to:

Lucy A. Smith
9295 Hunt Club Lane
Clarence, New York 14031
Telephone: (716) 741-1744

                     11.   Miscellaneous.   No course of action or failure to act by the Company or the Executive may constitute a waiver by that party of any right or remedy under this Agreement, and no waiver by either party of any right or remedy under this Agreement will be effective unless made in writing. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement is deemed unenforceable under applicable law by a court having jurisdiction, that provision will be unenforceable only to the extent necessary to make it enforceable without invalidating the remainder of it or any of the remaining provisions of this Agreement. This Agreement (a) may not be amended, modified or terminated orally or by any course of conduct pursued by the Company or the Executive, but may be amended, modified or terminated only by a written agreement duly executed by Distribution, National and the Executive, (b) constitutes the entire agreement between Distribution, National and the Executive with respect to the additional retirement benefits payable under this Agreement, and supersedes all oral and written proposals, representations, understandings and agreements previously made or existing with respect to such subject matter, and (c) will be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

NATIONAL FUEL GAS
DISTRIBUTION CORPORATION

By: /s/ Anna Marie Cellino
Name: Anna Marie Cellino
Title: Senior Vice President and Secretary

NATIONAL FUEL GAS COMPANY

By: /s/ Philip C. Ackerman
Name: Philip C. Ackerman
Title: Chairman, President and CEO

EXECUTIVE:

/s/ David F. Smith
DAVID F. SMITH

STATE OF NEW YORK    )

                                            ):   ss.

COUNTY OF ERIE            )

        On the 22nd day of September, in the year 2003, before me, the undersigned, personally appeared Anna Marie Cellino, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as the Senior Vice President of National Fuel Gas Distribution Corporation, the corporation described in and which executed the foregoing instrument, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Paula M. Ciprich
Notary Public

STATE OF NEW YORK    )

                                            ):   ss.

COUNTY OF ERIE            )

        On the 22nd day of September, in the year 2003, before me, the undersigned, personally appeared Philip C. Ackerman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as the Chairman, President and CEO of National Fuel Gas Company, the corporation described in and which executed the foregoing instrument, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Paula M. Ciprich
Notary Public

STATE OF NEW YORK    )

                                            ):   ss.

COUNTY OF ERIE            )

        On the 22nd day of September, in the year 2003, before me, the undersigned personally appeared David F. Smith, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Paula M. Ciprich
Notary Public